As filed with the Securities and Exchange Commission on December 11, 1998
                                                     Registration No. 333-

                         ------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                            DSP COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                                     77-0389180
       (State or other jurisdiction of                (I.R.S. Employer
       incorporation or organization)                 Identification No.)

                         20300 Stevens Creek Boulevard
                             Cupertino, California            95014
                 (Address of Principal Executive Offices)   (Zip Code)

                            DSP Communications, Inc.
                    1998 Non-Qualified Stock Option Plan
                          (Full title of the Plan)


                                 Davidi Gilo
                            Chairman of the Board
                           DSP COMMUNICATIONS, INC.
                        20300 Stevens Creek Boulevard
                         Cupertino, California 95014
                   (Name and address of agent for service)

                                 (408) 777-2700
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                            Bruce P. Johnson, Esq.
                       VENTURE COUNSEL ASSOCIATES, LLP
                       1999 Harrison Street, Suite 1300
                          Oakland, California 94612

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will thereafter be effected upon option exercises under the 1998 Non-Qualified Stock Option Plan, under which 5,000,000 shares of Common Stock are available (the "Plan").

                                 --------------

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
                                          Proposed         Proposed
                          Number of       Maximum          Maximum            Amount
    Title of                Shares        Offering         Aggregate            of
Securities to be            to be          Price           Offering        Registration
   Registered             Registered     per Share(1)      Price(1)            Fee
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
Common Stock,             5,000,000      $ 11.7133         $ 58,566,429     $ 16,282
$0.001 par
value per share
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------


(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.
     The price per share and aggregate offering price are based upon (a) the actual exercise price for shares subject to outstanding options previously granted under the Plan and (b) the average of the high and low prices of the registrant's Common Stock as reported on the New York Stock Exchange on December 9, 1998, which average price was $16.1875 per share, for shares issuable under options available for grant under the Plan. The following chart shows the calculation of the registration fee.

                                NUMBER OF     OFFERING PRICE       AGGREGATE
 TYPES OF SHARES                 SHARES         PER SHARE        OFFERING PRICE
Shares subject to
outstanding stock options
under the Plans                 2,267,976       $6.3236(i)        $14,341,791

Shares remaining for
grants as options under
the Plan                        2,732,024        $16.1875         $44,224,639

(i) Weighted average exercise price based on stock option exercise prices ranging from $6.125 to $10.50 per share.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The documents listed in (a) through (d) below are incorporated by reference in this Registration Statement.

     (a) The registrant's annual report on Form 10-K for the year ended December 31, 1997, which was filed with the Securities and Exchange Commission (the "Commission") on March 19, 1998.

     (b) All other reports filed by the registrant since December 31, 1997, with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (c) The description of securities to be registered contained in the Registration Statement filed with the Commission on Form 8-A under the Exchange Act and declared effective on March 7, 1995, including any amendment or reports filed for the purpose of updating such description.

     (d) All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful." With respect to derivative actions, Section 145(b) of the
DGCL provides in relevant part that "[a] corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor. . . . [by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

     The registrant's Certificate of Incorporation provides that each person who is or was or who had agreed to become a director or officer of the registrant or who had agreed at the request of the registrant's Board of Directors or an officer of the registrant to serve as an employee or agent of the registrant or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the registrant to the fullest extent permitted by the DGCL, or any other applicable laws. Such Certificate of Incorporation also provides that the registrant may enter into one or more agreements with any person which provides for indemnification greater or different than that provided in such Certificate, and that no amendment or repeal of such Certificate shall apply to or have any effect on the right to indemnification permitted or authorized thereunder for or with respect to claims asserted before or after such amendment or repeal arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal.

     The registrant's Bylaws provide that the registrant shall indemnify to the fullest extent authorized by law any person made or threatened to be made a party to an action or a proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate was or is a director, officer or employee of the registrant or any predecessor of the registrant or serves or served any other enterprise as a director, officer or employee at the request of the registrant or any predecessor of the registrant.

     The registrant has entered into indemnification agreements with its directors and certain of its officers.

     The registrant has purchased and maintains insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him and incurred by him in any such capacity, subject to certain exclusions.

     There is no pending litigation or proceeding involving a director, officer, employee or other agent of the registrant as to which indemnification is being sought, nor is the registrant aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

Exhibit Number           Exhibit Description
--------------           -------------------------------------------------------
     5                   Opinion of Venture Counsel Associates, LLP as to the
                         legality of the securities being registered.

    10.1                 1998 Non-Qualified Stock Option Plan. (Filed as Exhibit
                         10.34 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, as filed on November 12, 1998, and incorporated herein by reference).

    23.1                 Consent of Ernst & Young LLP, Independent Auditors.

    23.2 Consent of Venture Counsel Associates, LLP (contained in the opinion of counsel filed as Exhibit 5 to this Registration Statement).

    24 Power of Attorney (set forth on the signature page of this Registration Statement).

ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on December 10, 1998.

                                      DSP COMMUNICATIONS, INC.,
                                      a Delaware corporation



                                      By:  /s/ Joseph Perl
                                          --------------------------------------
                                           Joseph Perl
                                           President and Chief Executive Officer

                  POWER OF ATTORNEY AND ADDITIONAL SIGNATURES

     Each person whose signature appears below constitutes and appoints Joseph Perl and Davidi Gilo, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof.

     Further, pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                  Title                                      Date
---------                  -----                                      ----
/s/ Davidi Gilo            Chairman of the Board of Directors         December 10, 1998
------------------------                                              -----------------
Davidi Gilo


/s/ Joseph Perl            President, Chief Executive Officer and     December 10, 1998
------------------------   Director (Principal Executive Officer)     -----------------
Joseph Perl


/s/ David Aber             Chief Financial Officer (Principal         December 10, 1998
------------------------   Financial & Accounting Officer)            -----------------
David Aber


s/ Gerald Dogon            Director                                   December 10, 1998
------------------------                                              -----------------
Gerald Dogon


/s/ Lewis S. Broad         Director                                   December 10, 1998
------------------------                                              -----------------
Lewis S. Broad


/s/ Avraham Fischer        Director                                   December 10, 1998
------------------------                                              -----------------
Avraham Fischer


/s/ Andrew W. Schonzeit    Director                                   December 10, 1998
------------------------                                              -----------------
Andrew W. Schonzeit


/s/ Shigeru Iwamoto        Director                                   December 10, 1998
------------------------                                              -----------------
Shigeru Iwamoto


/s/ Neill H. Brownstein    Director                                   December 10, 1998
------------------------                                              -----------------
Neill H. Brownstein

                                  EXHIBIT LIST

Exhibit Number      Exhibit Description
--------------      ------------------------------------------------------------
 5                  Opinion of Venture Counsel Associates, LLP as to the legality of the securities being registered.

10.1 1998 Non-Qualified Stock Option Plan (Filed as Exhibit 10.34 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, as filed on November 12, 1998, and incorporated herein by reference).

23.1                Consent of Ernst & Young LLP, Independent Auditors.

23.2 Consent of Venture Counsel Associates, LLP (contained in the opinion of counsel filed as Exhibit 5 to this Registration
                    Statement).

24 Power of Attorney (set forth on the signature page of this Registration Statement).